Exhibit 99.1

For Immediate Release

Contacts:
Letty Ledbetter	Krista Bessinger
Oracle Public Relations	Oracle Investor Relations
650.506.8071	650.506.0456
letty.ledbetter@oracle.com	investor_us@oracle.com

Oracle Buys Enterprise Performance Management Leader Hyperion

12,000 companies use Hyperion software including 91 of the Fortune 100

REDWOOD SHORES, Calif., March 1, 2007 – Oracle today announced that it has agreed to buy Hyperion Solutions Corporation (Nasdaq: HYSL), a leading global provider of performance management software solutions, through a cash tender offer for $52.00 per share, or approximately $3.3 billion.

     “The acquisition of Hyperion makes Oracle the category leader in the high growth enterprise performance management market,” said Oracle CEO Larry Ellison. “Hyperion’s EPM software coupled with Oracle’s Business Intelligence (BI) tools and analytic applications form an end-to-end performance management system that includes planning, budgeting, consolidation, operational analytics and compliance reporting. ”

     “Requirements for Performance Management and Business Intelligence solutions are increasingly converging,” said Hyperion Chief Executive Officer Godfrey Sullivan. “Given the critical need for managers across the enterprise to align operational decisions with strategy, now is the right time for Hyperion to combine with a strategic partner like Oracle to deliver the first, integrated end-to-end Enterprise Performance Management System.”

     “Hyperion is the latest move in our strategy to expand Oracle's offerings to SAP customers,” said Oracle President Charles Phillips. “Thousands of SAP customers rely on Hyperion as their financial consolidation, analysis and reporting system of record. Oracle already has PeopleSoft HR, Siebel CRM, G-Log, Demantra, i-flex, Oracle Retail, and Oracle Fusion Middleware installed at SAP’s largest ERP customers. Now Oracle’s Hyperion software will be the lens through which SAP’s most important customers view and analyze their underlying SAP ERP data.”

     “We expect this transaction to be accretive to Oracle’s earnings on a non-GAAP basis by at least one cent per share in fiscal year 2008 and by at least four cents per share in fiscal 2009,” said Oracle President and CFO, Safra Catz. “Given the size of our global organization and the complementary nature of our businesses, we should recognize substantial revenue synergies and significant economies of scale.”

     The transaction is subject to customary conditions and is expected to close in April 2007. More information is available at http://www.oracle.com/hyperion.

     Oracle will host a conference call today, Thursday, March 1, at 5:30 a.m. (PST) / 8:30 a.m. (EST) to discuss the acquisition. A live audio webcast of the call will be made available on the Oracle Investor Relations website at www.oracle.com/investor. Interested parties may participate live via telephone by calling +1.913.312.1303 (no passcode needed). The webcast will be available for replay for seven days following the conference call. The replay number is (719) 457-0820, passcode 1946731.

Q3 Earnings Announcement

     Oracle will release its fiscal third quarter results on Tuesday, March 20, and will hold a conference call and web broadcast to discuss the results at 2:00pm (PDT) / 5:00pm (EDT). To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor.

About Oracle

Oracle (Nasdaq: ORCL) is the world’s largest enterprise software company. For more information about Oracle, visit our Web site at http://www.oracle.com.

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Trademarks

Oracle, JD Edwards, PeopleSoft, and Siebel are registered trademarks of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Important Information

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF HYPERION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE FILED, HYPERION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, HYPERION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM ORACLE.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Hyperion. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to Oracle and Hyperion, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and Hyperion, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets. The actual results or performance by Oracle or Hyperion could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Hyperion.